                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       July 15, 1996
                                                --------------------------

First Chicago NBD Corporation
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                            1-7127              38-1984850
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(STATE OR OTHER JURISDICTION        (COMMISSION         (IRS EMPLOYER
 OF INCORPORATION)                   FILE NUMBER)        IDENTIFICATION NO.)


One First National Plaza, Chicago, IL                           60670
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  312-732-4000
                                                    ------------

ITEM 5.  OTHER EVENTS
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The Registrant hereby incorporates by reference the information contained in
Attachment A hereto in response to this Item 5.



Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   First Chicago NBD Corporation
                                   ------------------------------
                                   (REGISTRANT)


Date: July 15, 1996           By: /s/ M. Eileen Kennedy
     ---------------              -------------------------------
                                  Title: Senior Vice President
                                          and Treasurer

ATTACHMENT A

     CHICAGO, July 15, 1996--First Chicago NBD Corporation today reported net income of $361 million for the second quarter of 1996. Earnings per common share were $1.09, up 11% from $0.98 per share in the second quarter of 1995. Return on common stockholders' equity was 17.4%.


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                         FIRST CHICAGO NBD KEY RATIOS
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
                            2nd. Qtr.      2nd. Qtr.     First Half   First Half
                              1996           1995          1996         1995
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
Earnings per common share      $1.09          $0.98         $2.12        $1.97
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Return on common equity        17.4%          16.8%         17.0%        17.3%
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Return on assets               1.25%          1.07%         1.19%        1.12%
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Adjusted net interest margin   4.38%          3.87%         4.30%        3.91%
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Operating efficiency           51.6%          57.0%         52.7%        56.7%
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

     For the first six months of 1996, the Corporation earned net income of $701 million, or $2.12 per common share. Return on common stockholders' equity for the first half was 17.0%. Net income was $667 million for the first six months of 1995, and earnings per common share were $1.97.


HIGHLIGHTS

 .    The success of expense reduction efforts was clearly demonstrated in the quarter. Operating expense was $814 million, its lowest level in the past five quarters. The operating efficiency ratio improved to 51.6% for the quarter, compared with 57.0% for the year-ago quarter.


 .    The favorable trend in net interest income continued in the second quarter.
     Net interest margin, adjusted for the effects of credit card securitization and the activities of the capital markets subsidiary, increased 15 basis points from the first quarter to 4.38%.


 .    Managed credit card receivables were $17.8 billion at quarter-end, compared with $17.3 billion at March 31, 1996, and $14.2 billion at June 30, 1995. The net charge-off rate for the managed portfolio grew to 5.9% for the quarter.


 .    The Corporation reduced securities and short-term assets by $15 billion, as of June 30, 1996, from the related average balances for the first half of 1995. The Corporation expects to achieve its $25 billion asset reduction goal by the end of the third quarter.

 .    Tier 1 and total risk-based capital ratios of 8.1% and 12.1%, respectively, remained significantly higher than regulatory guidelines. Book value per common share increased to $26.31 at June 30 from $24.25 per share at June 30, 1995.


NET INTEREST INCOME

     NET INTEREST INCOME on a tax-equivalent basis was $935 million for the second quarter, up 16% from the year-ago quarter. Average loans increased to $64.5 billion from $57.7 billion in the 1995 second quarter, due mainly to growth in the credit card and regional banking businesses. Average earnings assets were $100.6 billion for the quarter.

     NET INTEREST MARGIN on a reported basis was 3.74%, versus 3.10% one year ago and 3.51% in the first quarter. Adjusted for credit card securitizations and the activities of First Chicago Capital markets, Inc., net interest margin was 4.38% for the quarter, compared with 4.23% for the first quarter of 1996 and 3.87% for the second quarter of 1995.


NONINTEREST INCOME

     NONINTEREST INCOME for the second quarter was $643 million, compared with $631 million for the year-ago quarter.

     MARKET-DRIVEN REVENUE -- securities gains and combined trading profits - totaled $110 million, exceeding $100 million for the fourth consecutive quarter. EQUITY SECURITIES GAINS were $85 million, including $51 million from a single investment. COMBINED TRADING PROFITS were $22 million and INVESTMENT SECURITIES GAINS were $3 million for the quarter.

     FIDUCIARY AND INVESTMENT MANAGEMENT FEES totaled $98 million, credit card fees were $220 million, and service charges and commissions were $195 million for the second quarter.

NONINTEREST EXPENSE

     Second-quarter NONINTEREST EXPENSE of $814 million was down from $828 million in the first quarter and $821 million in 1995's second quarter. For the first six months of 1996, noninterest expense was up just 1% from a year earlier. Operating efficiency for the first half was 52.7%.

CREDIT QUALITY

     THE PROVISION FOR CREDIT LOSSES WAS $185 million for the second quarter, up from $175 million for the first quarter and $90 million for the second quarter of 1995. The provision related to credit card receivables was $145 million.

     THE ALLOWANCE FOR CREDIT LOSSES was $1.430 billion at June 30, representing 402% of total nonperforming loans. In addition, reserves of approximately $256 million were held on the balance sheet for securitized credit card receivables.

     TOTAL NET CHARGE-OFFS in the second quarter were $153 million, of which $131 million was related to credit card receivables. Net charge-offs on the securitized receivables were $123 million. The net charge-off rate for total managed credit cards was 5.9% for the quarter, compared with 4.8% for the first quarter and 4.0% for the 1995 second quarter.

FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES
COMPARATIVE SUMMARY

                                                                                  Three Months Ended June 30
                                                                                  --------------------------
(Dollars in millions, except per share data)                                 1996           1995           Change
                                                                             ----           ----           ------
Net interest income --tax-equivalent basis............................   $    935      $     808           +   16%
Provision for credit losses...........................................        185             90                -
Noninterest income....................................................        643            631           +    2
Noninterest expense...................................................        814            821           -    1
Net income............................................................        361            331           +    9

Earnings per share
  Primary
    Net income........................................................   $   1.10      $   0.99            +   11
    Average common and common-equivalent shares (in millions).........      320.2         322.8            -    1

  Fully diluted
    Net income........................................................   $   1.09      $   0.98            +   11
    Average shares, assuming full dilution (in millions)..............      326.9         329.9            -    1

Average balances
  Loans...............................................................   $ 64,534      $ 57,727            +   12%
  Earning assets......................................................    100,564       104,536            -    4
  Total assets........................................................    116,280       123,795            -    6
  Common stockholders' equity.........................................      8,183         7,669            +    7
  Stockholders' equity................................................      8,672         8,280            +    5

Net interest margin...................................................       3.74%         3.10%           +   21%
Return on assets......................................................       1.25          1.07            +   17
Return on common stockholders' equity.................................       17.4          16.8            +    4


                                                                                  Six Months Ended June 30
                                                                                  ------------------------
(Dollars in millions, except per share data)                                 1996           1995           Change
                                                                             ----           ----           ------

Net interest income --tax-equivalent basis............................   $  1,848      $   1,623           +   14%

Provision for credit losses...........................................        360            175                -
Noninterest income....................................................      1,269          1,234           +    3
Noninterest expense...................................................      1,642          1,620           +    1
Net income............................................................        701            667           +    5

Earnings per share
  Primary
    Net income........................................................   $   2.14      $   2.00            +    7
    Average common and common-equivalent shares (in millions).........      319.7         323.5            -    1

  Fully diluted
    Net income........................................................   $   2.12      $   1.97            +    8
    Average shares, assuming full dilution (in millions)..............      326.4         330.5            -    1

 Average balances
  Loans...............................................................   $ 64,162      $ 56,927            +   13%
  Earning assets......................................................    102,596       103,654            -    1
  Total assets........................................................    118,494       120,484            -    2
  Common stockholders' equity.........................................      8,118         7,563            +    7
  Stockholders' equity................................................      8,607         8,174            +    5

Net interest margin...................................................       3.62%         3.16%           +   15%
Return on assets......................................................       1.19          1.12            +    6
Return on common stockholders' equity.................................       17.0          17.3            -    2


                                                                                          At June 30
                                                                          ---------------------------------------
                                                                             1996           1995           Change
                                                                             ----           ----           ------

Assets................................................................   $113,714      $ 123,180           -    8%
Loans.................................................................     66,431         58,484           +   14
Deposits..............................................................     64,593         66,319           -    3
Common stockholders' equity...........................................      8,339          7,749           +    8
Stockholders' equity..................................................      8,827          8,360           +    6

FIRST CHICAGO NBD CORPORATION
CAPITAL DATA

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                                                                            6/30/96    3/31/96    12/31/95    9/30/95    6/30/95
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
Common Equity/Assets Ratio (1).........................................        7.6%       7.3%        6.9%       6.8%       6.7%
Risk-Based Capital Ratios: (1)(2)......................................        8.1%       8.1%        7.8%       8.2%       8.5%
  Tier 1...............................................................       12.1%      12.3%       11.8%      12.4%      12.8%
  Total................................................................        7.6%       7.3%        6.9%       6.9%       7.0%
Leverage Ratio (1)(2)..................................................
Book Value of Common Equity............................................      $26.31     $25.70      $25.25     $24.96     $24.25

(1) Net of investment in First Chicago Capital Markets, Inc.
(2) 6/30/96 ratios are estimated.